UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 12, 2011

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 11, 2011, Electronic Arts Inc. (“EA”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with PopCap Games, Inc. (“PopCap”), Plumpjack Acquisition Corporation, a wholly owned subsidiary of EA (“Sub”), and certain other parties, pursuant to which EA will acquire PopCap through the merger of Sub with and into PopCap, with PopCap surviving the merger as a wholly owned subsidiary of EA (the “Merger”). Under the terms of the Merger Agreement, EA will pay (i) approximately $650 million in cash, (ii) approximately $100 million in privately placed shares of EA common stock to the founders and chief executive officer of PopCap, and (iii) up to approximately $50 million in long-term equity retention arrangements in the form of restricted stock unit awards and stock options to acquire EA common stock to be granted over the next four years. These figures are estimated based on currently available information and the actual price paid will only be determinable at the closing of the Merger.

In addition, EA may pay additional variable cash consideration that is contingent upon the achievement of certain non-GAAP earnings before interest and tax (“EBIT”) performance milestones through the fiscal quarter ended December 31, 2013. The additional consideration is limited to a maximum of $550 million. At the upper end of the earn-out, the performance targets for EBIT are approximately $343 million in aggregate PopCap stand-alone EBIT generated over the two-year period ending December 31, 2013.

The purchase price payable at the closing of the Merger is subject to upward adjustment for the amount of unrestricted cash held by PopCap at the closing and downward adjustment for any indebtedness of PopCap and for certain transaction expenses incurred by PopCap in connection with the Merger.

The Board of Directors of PopCap has approved the Merger and shareholders of PopCap have executed written consents sufficient to approve the Merger. The consummation of the Merger is subject to the expiration of the Hart-Scott-Rodino waiting period and other customary closing conditions. In addition, the Merger Agreement is subject to termination by either EA or PopCap if, among other things, the Merger is not consummated by October 11, 2011.

EA has filed a copy of the Merger Agreement as Exhibit 2.1 to this Current Report on Form 8-K. You are encouraged to read the Merger Agreement for a more complete understanding of the transaction. The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about PopCap or EA. The Merger Agreement contains warranties of the parties thereto made to and solely for the benefit of each other. The assertions embodied in those warranties are qualified by information in a confidential disclosure letter that the parties have exchanged in connection with signing the Merger Agreement. Moreover, certain warranties in the Merger Agreement were used for the purpose of allocating risk, rather than establishing matters as facts. Accordingly, investors should not rely on the warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying confidential disclosure letter.

Stock Consideration Agreement

Pursuant to the Merger Agreement, EA has also entered into a Stock Consideration Agreement, dated July 11, 2011, with each founder and the chief executive officer of PopCap under which EA has agreed to issue in the aggregate approximately $100 million in privately placed shares of EA common stock in substitution for cash consideration otherwise payable pursuant to the Merger Agreement. EA has filed a copy of the form of Stock Consideration Agreement as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Stock Consideration Agreements is a summary only and is qualified in its entirety by reference to the full text of the form of Stock Consideration Agreement, which is incorporated herein by reference.

Bridge Facility Commitment Letter

On July 11, 2011, and in connection with entering into the Merger Agreement, EA entered into a commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (“MSSF”), UBS Securities LLC (“UBSS”), UBS Loan Finance LLC (“UBS”), J.P. Morgan Securities LLC (“JPMS”) and JPMorgan Chase Bank, N.A. (“JPMCB”). Under the Commitment Letter, MSSF is authorized to act as administrative agent, and MSSF, UBSS and JPMS are authorized to act as joint lead arrangers, joint book-runners and joint syndication agents. The Commitment Letter provides that, subject to the conditions set forth therein, MSSF, UBS and JPMCB (the “Initial Lenders”) will commit to provide 60%, 20% and 20%, respectively, of an aggregate principal amount of $550 million under a one-year unsecured term loan credit facility (the “Bridge Facility”). If EA chooses to draw under the Bridge Facility, it may refinance all or a portion of the Bridge Facility at a later date. The proceeds from these borrowings may be used by EA to pay a portion of the cash consideration to be paid in the Merger and to pay related fees and expenses. The commitment to provide the Bridge Facility is subject to certain conditions, including the negotiation of definitive documentation and other customary closing conditions.

EA will pay certain customary fees and expenses in connection with obtaining the Bridge Facility. Morgan Stanley & Co. LLC, an affiliate of MSSF, is providing certain advisory and other services to EA in connection with the Merger and related financing. The Initial Lenders and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing summary of the Commitment Letter, and the transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such Commitment Letter, which is filed herewith as Exhibit 10.2, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 12, 2011, EA issued a press release in which it announced that it had agreed to acquire all of the outstanding shares of capital stock of PopCap pursuant to the terms of the Merger Agreement and that it had entered into the Bridge Facility Commitment Letter in connection with the acquisition. EA also provided preliminary estimates for the fiscal quarter ended June 30, 2011 and updated its business outlook for the second quarter of fiscal year 2012 and the full fiscal year 2012. A copy of the press release is attached hereto as Exhibit 99.1. In addition, on the same day, EA posted a slide presentation on its website containing additional information regarding PopCap and the impact of the acquisition on EA. A copy of the slide presentation is attached hereto as Exhibit 99.2.

Neither the information in Section 7.01 of this Current Report on Form 8-K nor the information in the press releases or slide presentation shall be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among EA, Plumpjack Acquisition Corporation, PopCap, David L. Roberts as earn-out representative, David L. Roberts, as shareholder representative, and, with respect to Articles VII, VIII and IX only, U.S. Bank National Association, as escrow agent dated as of July 11, 2011.

10.1	Form of Stock Consideration Agreement, dated July 11, 2011 between EA and each of the founders and the chief executive officer of PopCap.

10.2	Bridge Term Loan Credit Facility Commitment Letter, dated as of July 11, 2011, by and among EA, MSSR, USBB, UBS, JPMS and JPMCB.

99.1	Press release dated July 12, 2011.

99.2	Slide presentation dated July 12, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: July 12, 2011	By:	/s/ STEPHEN G. BENÉ
Stephen G. Bené
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among EA, Plumpjack Acquisition Corporation, PopCap, David L. Roberts as earn-out representative, David L. Roberts, as shareholder representative, and, with respect to Articles VII, VIII and IX only, U.S. Bank National Association, as escrow agent dated as of July 11, 2011.

10.1	Form of Stock Consideration Agreement, dated July 11, 2011 between EA and each of the founders and the chief executive officer of PopCap.

10.2	Bridge Term Loan Credit Facility Commitment Letter, dated as of July 11, 2011, by and among EA, MSSR, USBB, UBS, JPMS and JPMCB.

99.1	Press release dated July 12, 2011.

99.2	Slide presentation dated July 12, 2011